UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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(Name of Registrant as Specified In Its Charter)
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Robeco-Sage Triton Fund, L.L.C.
Robeco-Sage Multi-Strategy TEI Institutional Fund, L.L.C.

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July 14, 2011

Dear Member,

As you may be aware, on June 2, 2011, Robeco Group (“Robeco”) and Arden Asset Management LLC (“Arden”) announced an agreement under which Robeco will transfer management of the Robeco-Sage fund of hedge funds division to Arden (the “Transaction”) on October 1, 2011.  We believe this Transaction will provide significant benefits to our investors and partners in terms of access to an expanded pool of investment talent, leading technology platforms, and infrastructure.

After the Transaction, the Robeco-Sage funds will continue to be managed on a day-to-day basis by our CIO, Paul Platkin, and our Head of Research, Darren Wolf.  Paul Platkin will also be joining the Arden Investment Committee with respect to the Robeco-Sage funds.  Additionally, our CEO, Jill Schurtz and our Founders, Ron Tauber, Robert Friedman, and Peter Levy will each join the newly-formed Arden Advisory Committee with respect to the Robeco-Sage funds. While maintaining the continuity of Robeco-Sage’s investment programs, we believe our existing and future investors will benefit from the breadth and strength of the combined organization.

As further described in the enclosed Proxy Materials, you are being asked to approve two important proposals: 1) the appointment of Arden as investment adviser of the Funds through the approval of the relevant new Investment Advisory Agreements and 2) the Plan of Reorganization to consolidate certain substantially identical Robeco-Sage funds, which we believe will benefit investors by (a) creating a combined larger fund with lower overall expenses, and (b) streamlining portfolio management efforts.

As outlined in the attached Proxy Materials, the independent Board of Managers of each of the Funds unanimously recommends that Members vote in favor of each of the above proposals.

The following documents relating to the Special Meeting of Members that is being held on September 9, 2011 to act on the proposals listed above are enclosed for your review and action:

▪	Proxy Voting Card (TO BE COMPLETED & SUBMITTED NO LATER THAN SEPTEMBER 9, 2011 by: email, internet, mail or phone)
▪	Proxy Materials Summary Letter
▪	Questions & Answers
▪	Notice of Joint Special Meeting of Members
▪	Prospectus/Proxy Statement including Exhibits A, B & C
▪	Prospectus and Annual Report of Robeco-Sage Multi-Strategy Fund

We understand that reviewing these materials takes time, and we appreciate you submitting your vote prior to September 9th.  If you have any questions or are in need of additional information, please feel free to contact us at 866-773-7145 or crsm@robecoinvest.com.

Sincerely,

Robeco-Sage

Robeco Investment Management Robeco Sage 909 Third Avenue — New York, NY 10022 — Telephone 212 908 9660— www.robecoinvest.com